$1,000,000 Issued January 8, 2000

                         DEBENTURE AGREEMENT

                            EUROGAS, INC.


                        CONVERTIBLE DEBENTURE
                        (Due January 31, 2002)


THE SECURITIES ISSUED PURSUANT THERETO HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"); OR UNDER THE SECURITIES LAWS OF ANY STATE: THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE UNITED STATES IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY [sic] SATISFACTORY TO THE ISSUER, AND ITS COUNSEL; TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FOR REGISTRATION UNDER THE ACT AND SUCH STATE STATUTES [sic].

      This original Debenture Agreement represents your right to payment, and it is important that you retain it in a safe place.
        This original Debenture Agreement must be delivered to the Company on payment or conversion.

        EuroGas, Inc. (the "Company"), hereby promises to pay to the holder of this debenture, Wolfgang Rauball, or its assigns (the "Holder"), the principal sum of $1,000,000.00 on or before January 31, 2002, and interest as provided herein, subject to the terms and conditions set forth below.

1. Payment of Principal and Interest. The Company shall pay to the Holder of this Debenture the principal sum stated hereon, on February 10, 2001, at the offices of the Company at 942 East 7145 South Suite A-101, Midvale, Utah, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debt, and shall pay annually in lawful tender interest thereon commencing January 8, 2001 at a rate of prime plus 2% per annum.

2. Conversion by Holder. The Holder of this Debenture is entitled at any time prior to maturity, or in case this Debenture or some portion hereof shall have been called for prepayment prior to maturity, then until 30 days after the date of the notice of prepayment, to convert the Debenture (or any portion of the principal amount and interest hereof at the rate of $.35 per share, into an aggregate of 285,714,428 [sic] fully paid and nonassessable shares of common stock, of the Company (the "Shares") and 285,714,428 [sic] warrants. Each warrant shall be convertible into two shares for each share converted under the debenture. The warrants shall be exercisable at $.35. The conversion right shall be exercised by proper surrender of the original of the Debenture to the Company, accompanied by written notice that the Holder hereof elects to convert the Debenture.

3. Conversion of Company. Any time after March 1, 2001 the Company may require the conversion of this Debenture on the terms set forth in paragraph 2 if the Company's common stock trades on NASDAQ (either national market, small cap or bulletin board) or a national exchange at a bid price equal to or in excess $40.00 per share for a period of twenty-one (21) days.

4. Adjustment of Conversion Rate and Price. The conversion price, number of Shares issuable upon conversion of the Debenture, and the trading price for conversion set forth in paragraph 3, shall be appropriately adjust4ed if the Company declares a stock dividend, split, reclassification, distribution, or similar event.

        5. Prepayment. After July 1, 2001, this Debenture is subject to prepayment, in whole or in part, at the election of the Company at any time, on not less than 30 days notice. During the 30 days following the date of any notice of prepayment, the Holder will have the right to convert the Debenture into shares of Common Stock on the terms and conditions provided in paragraph 2. On the date fixed for prepayment, the Debenture shall cease to bear interest with respect to the amount of principal actually paid. Upon the surrender of the original of this debenture to the Company for prepayment, the amount of principal and interest then due shall be paid. Any Debenture which is prepaid only in part shall be present to the Company for notation thereon of such partial prepayment.

        6.       Acceleration of Maturity.   In the event of default
on the payment of the Debenture, the holder hereof shall have the right to accelerate the maturity date of the Debenture and pursue all of the holder's rights and remedies under the law.

        7. Events of Default. "Event of Default," when used herein, means any one of the following events:

         (a) Default in the payment of any interest on any Debenture when it becomes due and payable, and continuance of such default of payment for a period of 30 days; or

         (b) Default in the payment of principal of any Debenture in this series when due, whether at maturity, upon prepayment, or otherwise; or

         (c) Default in the performance or breach of any covenant or warranty of the Company in any Debenture (other than a convent [sic] or warranty, the breach or default in performance of which is elsewhere in this section specifically dealt with), and continuation of such default or breach for a period of 60 days after there has been given to the Company by registered or certified mail by the Holder; or

         (d) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

         (e) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or solvency proceedings against it, or a filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act, or any other applicable federal or state law of similar tenor, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of an assignment for benefit creditors [sic], or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

        8. Notices to Holder, Waiver. Where the Debenture provide [sic] for notice to Holder of any event, such notice shall be sufficiently given if in writing and sent by courier providing for delivery within 72 hours or mailed, return receipt requested and postage prepaid, to each Holder affected by such event, at his address as it appears in the Debenture register maintained by the Company, no later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Such notice shall be deemed given as of the date delivered to the courier or deposited in the mail. Neither the failure to deliver or mail such notice, nor any defect in any notice so delivered or mailed to any particular Holder shall affect the sufficiency of such notice with respect to the Holder of other Debentures issued in this series. Where the Debenture provides for notice to the Company, such notice shall be sufficiently given if in writing and mailed, return receipt requested and postage prepaid, to the Company at its address set forth above, not later than the latest date, and not earlier than the earliest date prescribed for the giving of such notice. Where the Debenture provides for notice in any matter, such notice may be waived in writing by the person entitled to receive such notice, whether before or after the event, and any such waiver shall be equivalent to such notice.

        9. Withholding. The Company shall be entitled to withhold from all payment of principal and inters [sic] on the Debenture any amounts required to be withheld under the applicable provisions of the Untied States Internal Revenue Code of 1986, as amended, applicable state tax laws, or any other applicable law at the time of such payments.

        10. Governing Law. The Debenture shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.

        11. Miscellaneous. This Debenture is subject to the following additional terms and conditions:

         (a) If this Debenture is placed with an attorney for collection, or if suit is instituted for collection, or if any other remedy provided by law is pursued by the registered Holder hereof, because of any Event of Default, the undersigned agrees to pay reasonable attorney's fees, costs, and other expenses incurred by the registered Holder hereof in so doing.

         (b) Subject to the limitations on transfer imposed by United States federal and state securities laws, this Debenture may be transferred, subject to compliance with provisions hereof.

                           EUROGAS, INC.



                           By  /S/  Hank Blankenstein

                                 Hank Blankenstein Vice President


ATTEST:



by: /s/ Lynne Martin
      Lynne Martin, Corporate Secretary